                                                                  EXHIBIT 3.1


                        RAMCO-GERSHENSON PROPERTIES TRUST

                            ARTICLES OF AMENDMENT AND
                       RESTATEMENT OF DECLARATION OF TRUST


         RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust") formed under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby certifies to the Maryland State Department of Assessments and Taxation (the "Department") that:

         FIRST: The Trust desires to and does hereby amend and restate its Declaration of Trust as currently in effect, as hereinafter provided. The provisions set forth in these Articles of Amendment and Restatement of Declaration of Trust are all of the provisions of the Declaration of Trust currently in effect, and as hereinafter amended.

         SECOND: The Declaration of Trust of the Trust is hereby amended by striking, in their entirety, Articles I through XI of the Declaration of Trust and by substituting in lieu thereof the following:

                                    ARTICLE I
                                    FORMATION

         The Trust is a real estate investment trust within the meaning of Title
8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended from time to time (the "Code")).

                                   ARTICLE II
                                      NAME

         The name of the Trust is:

                        Ramco-Gershenson Properties Trust

         Under circumstances in which the Board of Trustees of the Trust (the "Board of Trustees" or "Board") determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

                                   ARTICLE III
                               PURPOSES AND POWERS

         SECTION 3.1 Purposes. The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property, including, without limitation or obligation, engaging in business as a real estate investment trust under the Code.





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         SECTION 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in this Declaration of Trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.


                                   ARTICLE IV
                                 RESIDENT AGENT

         The name of the resident in the State of Maryland is Charles R. Moran, whose post office address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

                                    ARTICLE V
                                BOARD OF TRUSTEES

         SECTION 5.1 Powers. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws, (i) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (ii) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action that in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of this Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in this Declaration of Trust or the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of Maryland or any other applicable laws.

         The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to determine that compliance with any restriction or limitation on ownership and transfers of shares of the Trust's beneficial interest set forth in Article VII of this Declaration of Trust is no longer required in order for the trust to qualify as a real estate investment trust ("REIT") under the Code; to adopt, amend and repeal (but subject to the provisions of the Bylaws limiting adoption of provisions inconsistent with, or the amendment or repeal of, certain specified provisions of the Bylaws) the Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and execute and deliver any other documents necessary or appropriate to the foregoing powers.


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         SECTION 5.2 Number and Classification. The number of Trustees initially shall be nine (9), which number may thereafter be increased or decreased pursuant to the Bylaws of the Trust. Notwithstanding the foregoing, if for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect the Declaration of Trust or the powers of the remaining Trustees. The Trustees shall be divided into three classes (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares) as nearly equal in number as possible designated Class I, Class II, and Class III, with a term of three (3) years each, and the term of one class shall expire each year. The Trustees shall be elected by the shareholders at every third annual meeting thereof in the manner provided in the Bylaws or, in order to fill any vacancy on the Board of Trustees, in the manner provided in the Bylaws. The names and addresses of the initial nine (9) Trustees (who shall serve until the annual meeting of shareholders to be held in the year in which their respective classes shall expire, and until their successors are duly elected and qualify), the class to which such Trustees are designated and the year in which the current term of such class shall expire are:

                                                                                                     Year of
Name                          Address                                                   Class        Expiration
----                          -------                                                   -----        ----------
Joel D. Gershenson            c/o Ramco-Gershenson Properties Trust                       I             1998
                              27600 Northwestern Highway, Suite 200
                              Southfield, MI  48034

Dennis E. Gershenson          c/o Ramco-Gershenson Properties Trust                       I             1998
                              27600 Northwestern Highway, Suite 200
                              Southfield, MI  48034

Robert A. Meister             c/o AON Risk Services Company                               I             1998
                              Two World Trade Center, 105th Floor
                              New York, NY  10048

Selwyn Isakow                 c/o The Oxford Investment Group, Inc.                       II            1999
                              2000 North Woodward Ave., Suite 130
                              Bloomfield Hills, MI  48304

Arthur H. Goldberg            c/o Manhattan Associates, LLC                               II            1999
                              375 Park Avenue, Suite 1606
                              New York, NY  10152

Mark K. Rosenfeld             c/o KMR, Inc.                                               II            1999
                              404 South Higby
                              Jackson, MI  49203


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

Stephen R. Blank              c/o Oppenheimer & Co., Inc.                                 III          2000
                              Oppenheimer Tower, 39th Floor
                              World Financial Center
                              New York, NY  10281

Herbert Liechtung             5500 Collins Avenue, #302                                   III          2000
                              Miami Beach, FL  33140

Joel M. Paschow               c/o Atlantic Realty Trust                                   III          2000
                              747 Third Avenue, 10th Floor
                              New York, NY  10017

         If the number of Trustees is changed, any increase or decrease in the number of Trustees shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal in number as possible. At each annual meeting of shareholders, the successors to the class of Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Election of Trustees by shareholders shall require the vote and be in accordance with the procedures set forth in the Bylaws.

         It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

         SECTION 5.3 Resignation or Removal. Any Trustee may resign by written notice to the Board of Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to any rights of holders of one or more classes or series of preferred shares to elect one or more Trustees, a Trustee may be removed at any time, with or without cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of Trustees.

                                   ARTICLE VI
                          SHARES OF BENEFICIAL INTEREST

         SECTION 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the "Shares"). The Trust has the authority to issue 30,000,000 common shares of beneficial interest, par value $.0l per share ("Common Shares"), and 10,000,000 preferred shares of beneficial interest, par value $.0l per share ("Preferred Shares").

         The Board of Trustees, without the approval of the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.

         SECTION 6.2 Common Shares. Subject to the provisions of Article VIII, each Common

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Share shall entitle the holder thereof to one vote on each matter upon which the holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of Shares.

         SECTION 6.3 Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares, and reclassify any previously classified but unissued Preferred Shares of any class or series, from time to time, in one or more classes or series of Shares.

         SECTION 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the "SDAT"). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

         SECTION 6.5 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligations for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or Bylaws of the Trust.

         SECTION 6.6 Dividends and Distributions. The Board of Trustees may from time to time authorize and declare to shareholders such dividends or distributions, in cash, property or other assets of the Trust or in securities of the Trust or from any other source, as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, shareholders shall have no right to any dividend or distribution unless or until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other

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beneficial interest in the Trust not to constitute "transferable shares" or
"transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

         SECTION 6.7 General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in this Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

         SECTION 6.8 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

         SECTION 6.9 Declaration and Bylaws. All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

         SECTION 6.10 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

                                   ARTICLE VII
                 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

         SECTION 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

         Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York

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City are authorized or required by law, regulation or executive order to close.

         Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to
Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Charitable Trust. The term "Charitable Trust" shall mean any trust provided for in Section 7.3.1.

         Charitable Trustee. The term "Charitable Trustee" shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

         Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         Declaration of Trust. The term "Declaration of Trust" shall mean this Declaration of Trust as filed for record with the SDAT, and any amendments thereto.

         Excepted Holder. The term "Excepted Holder" shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by this Article VII or by the Board of Trustees pursuant to Section 7.2.7.

         Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Trustees pursuant to Section 7.2.7 upon the affirmative vote of 75% of the Trustees entitled to vote thereon.

         Initial Date. The term "Initial Date" shall mean the date upon which this Declaration of Trust containing this Article VII is filed for record with the SDAT.

         Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no

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such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Trustees.

         NYSE.  The term "NYSE" shall mean the New York Stock Exchange.

         Ownership Limit. The term "Ownership Limit" shall mean (i) with respect to the Common Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; and (ii) with respect to any class or series of Preferred Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust.

         Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

         Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

         REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.


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         Restriction Termination Date. The term "Restriction Termination Date"
shall mean the first day after the Initial Date on which the Board determines
(i) that it is no longer in the best interests of the Trust to attempt to, or continue to qualify as, a REIT or (ii) that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

         SDAT. The term "SDAT" shall mean the State Department of Assessments and Taxation of Maryland.

         Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) a change in the capital structure of the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of
Section 544 of the Code, as modified by Section 856(h) of the Code, (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest or similar right to acquire Shares (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. For purposes of this Article VII, the right of a limited partner in Ramco- Gershenson Properties, L.P., a Delaware limited partnership (the "Partnership"), to require the Partnership to redeem such limited partner's units of Partnership interest pursuant to Section ___ (or any successor section thereto) of the Amended and Restated Agreement of Limited Partnership of Ramco-Gershenson Properties, L.P., as amended, shall not be considered to be an option or similar right to acquire Shares of the Trust. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         SECTION 7.2 Shares.

         SECTION 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

         (a)    Basic Restrictions.

                (i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

                (ii) No Person shall Beneficially or Constructively own Shares to the

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extent that such Beneficial or Constructive Ownership of Shares would result in the Trust (A) being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (B) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                (iii) No person shall Transfer any Shares if, as a result of the Transfer, the Shares would be beneficially owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

         (b) Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2.1(a)(i) or (ii);

                (i) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded to the nearest whole share so that such violation is not in existence) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

                (ii) if the transfer to the Charitable Trust described in clause
(i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2.1(a)(i) or
(ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

         SECTION 7.2.2 Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section
7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or

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to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

         SECTION 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial ownership or Constructive Ownership of Shares that will or may violate Section 7.2.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust's status as a REIT.

                SECTION 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                (a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares and other Shares Beneficially Owned and a description of the manner in which such shares are held; provided that a shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends received on such Shares (an "Actual Owner"), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT and to ensure compliance with the Ownership Limit.

                (b) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                SECTION 7.2.5 Remedies Not Limited. Nothing contained in this
Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust's status as a REIT.


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                SECTION 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.2 or Section
7.3 with respect to any situation based on the facts known to it. In the event
Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1,
7.2 or 7.3.

                SECTION 7.2.7 Exceptions.

                (a) The Board of Trustees, in its sole discretion and upon the vote of 75% of the members of the Board of Trustees entitled to vote thereon, may grant to any Person who makes a request therefor an exception to the Ownership Limit with respect to the ownership of any series or class of Preferred Shares, subject to the following conditions and limitations: (A) the Board of Trustees shall have determined that (x) assuming such Person would Beneficially or Constructively Own the maximum amount of Shares permitted as a result of the exception to be granted and (y) assuming that all other Persons who would be treated as "individuals" for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would Beneficially or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted under this Article VII (taking into account any exception, waiver or exemption granted under this Section 7.2.7 to (or with respect to) such Persons), the Trust would not be "closely held" within the meaning of Section 856(h) of the Code (assuming that the ownership of Shares is determined during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; and (B) such Person provides to the Board of Trustees such representations and undertakings, if any, as the Board of Trustees may, in its reasonable discretion, determine to be necessary in order for the Board of Trustees to make the determination that the conditions set forth in clause (A) above of this Section 7.2.7(a) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial or Constructive Ownership of one or more other classes of Shares not subject to the exception), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (a)). If a member of the Board of Trustees requests that the Board of Trustees grant an exception pursuant to this subparagraph (a) with respect to such member or with respect to any other Person if such Board member would be considered to be the Beneficial or Constructive Owner of Shares owned by such Person, such member of the Board shall not participate in the decision of the Board of Trustees as to whether to grant any such exception.

                (b) In addition to exceptions permitted under subparagraph (a) above, the Board of Trustees, in its sole discretion and upon the vote of 75% of the members of the Board of Trustees entitled to vote thereon, may except a Person from the Ownership Limit and any Excepted Holder Limit if: (i) such Person submits to the Board of Trustees information satisfactory to the Board of Trustees, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board of Trustees information satisfactory to the Board of Trustees, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of
Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the Excepted Holder's ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (b); (iii) such Person submits to the Board of Trustees information satisfactory to the Board of Trustees, in its reasonable discretion, demonstrating that clause (2) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of the Excepted Holder's ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph
(b); and (iv) such Person provides to the Board of Trustees such representations and undertakings, if any, as the Board of Trustees may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any exception thereto granted under this subparagraph (b), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (b)).

                (c) Prior to granting any exception pursuant to Section 7.2.7(a) or (b), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception as may be necessary or desirable so that such exception does not adversely affect the Trust's ability to qualify, or to continue to qualify, as a REIT.

                (d) Subject to Section 7.2.1(a)(ii), an underwriter or placement agent which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

                (e) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such

Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

                SECTION 7.2.8 Increase in Ownership Limit. The Board of Trustees may from time to time increase the Ownership Limit other than as to persons which are Exempted Holders, subject to the limitations provided in this Section 7.2.8.

                (a) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to
Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders), could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding Shares.

                (b) Prior to the modification of the Ownership Limit pursuant to this Section 7.2.8, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT if the modification in the Ownership Limit were to be made.

                SECTION 7.2.9 Legend. Each certificate for Shares shall bear the following legend:

         The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own any class or series of Preferred Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Shares of such class or series of Preferred Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the amended from restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

         SECTION 7.3 Transfer of Shares in Trust.

                SECTION 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.6.

                SECTION 7.3.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

                SECTION 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

                SECTION 7.3.4 Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to holders of such class or series (determined based upon the ratio that the number of Shares or such class or series of Shares held by Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Trust, in accordance with Section 7.3.5.

                SECTION 7.3.5 Sale of Shares by the Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.5. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and
(ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.5, such excess shall be paid to the Charitable Trustee upon demand.

                SECTION 7.3.6 Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section

7.3.5. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale of the Prohibited Owner.

                SECTION 7.3.7 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         SECTION 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

         SECTION 7.5 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
Article VII.

         SECTION 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

                                  ARTICLE VIII
                                  SHAREHOLDERS

         SECTION 8.1 Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time (after delivery of the Trust's annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in this Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

         SECTION 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section
5.2 and the removal of Trustees as provided in Section 5.3; (b) amendment of this Declaration of Trust as provided in Article X and amendment of the Bylaws, to the extent that the Bylaws provide that certain provisions thereof may not be amended without the consent of the shareholders; (c) termination of the Trust as provided in Section 10.3; (d) merger or consolidation of the Trust or the sale or other disposition of substantially all of the property of the Trust, as provided in Article XI; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) such other matters as may be properly brought before a meeting by a shareholder pursuant to the Bylaws. Except with respect to the foregoing matters, no action taken by the shareholders will in any way bind the Board of Trustees.

         SECTION 8.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4 or by way of contract in connection therewith, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

         SECTION 8.4 Extraordinary Actions. Except as otherwise specifically provided in this Declaration of Trust (including without limitation, in those provisions relating to election and removal of Trustees and as provided in
Article XI), notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any action shall be effective and valid if taken or authorized by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter, including without limitation any transaction, approval of which requires by law the affirmative vote of shareholders and pursuant to which the Trust's business and assets will be combined with those of one or more other entities (whether by merger, sale or other transfer of assets, consolidation or share exchange) (a "Business Combination").

                                   ARTICLE IX
                    LIABILITY LIMITATION, INDEMNIFICATION AND
                           TRANSACTIONS WITH THE TRUST

         SECTION 9.1 Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person or entity in connection with the property or the affairs of the Trust by reason of his being a shareholder.

         SECTION 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received, or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         SECTION 9.3 Indemnification. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, trustee or officer of the Trust. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

         SECTION 9.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

         SECTION 9.5 Express Exculpatory Clauses in Instruments. The Board of Trustees shall cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that neither the shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, Trustee, officer, employee or agent liable thereunder to any third party nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

                                    ARTICLE X
                                   AMENDMENTS

         SECTION 10.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any Shares. All rights and powers conferred by this Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. An amendment to the Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees,
(b) shall be filed for record as provided in Section 13.5 and (c) shall become effective as of the later of the time the SDAT accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to the Declaration of Trust shall include all amendments thereto.

         SECTION 10.2 By Trustees. In addition to the rights of the Trustees to amend the Declaration of Trust as provided in Section 6.1, the Trustees may amend the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, to qualify as a real estate investment trust under the Code or under Title 8.

         SECTION 10.3 By Shareholders. Except as provided in Section 6.1 and
10.2 of this Declaration of Trust, any amendment to the Declaration of Trust, other than an amendment to Article XI or Section 12.2 of this Declaration of Trust, shall be valid only if approved by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter. Any amendment to
Article XI or to Section 12.2 of this Declaration of Trust shall be valid only if approved by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of all the votes entitled to be cast on such matter.

                                   ARTICLE XI
                 MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

         Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the property of the Trust. Any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of not less than sixty-six and two thirds percent (66 2/3%) of all the votes entitled to be cast on the matter.

                                 ARTICLE XII
                      DURATION AND TERMINATION OF TRUST

         SECTION 12.1 Duration of Trust. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of Title 8.

         SECTION 12.2  Termination.

         (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of not less than sixty-six and two thirds percent (66 2/3%) of all the votes entitled to be cast on the matter.
Upon the termination of the Trust:

                (i) The Trust shall carry on no business except for the purpose of winding up its affairs;

                (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trusts contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons or entities at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business; and

                (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust, among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

         (b) After termination of the Trust, the liquidation of its business, and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 13.1 Governing Law. This Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

         SECTION 13.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any persons dealing with the Trust if executed by the President, Secretary or an Assistant

Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of this Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact or facts which relate to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer, employee or agent of the Trust.

         SECTION 13.3 Severability.

         (a) The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of this Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any determination by the Board of Trustees, the Board of Trustees shall amend the Declaration of Trust in the manner provided in
Article X, Section 10.2.

         (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

         SECTION 13.4 Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

         SECTION 13.5 Recordation. This Declaration of Trust and any amendment hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

         THIRD: These Articles of Amendment and Restatement of Declaration of Trust were duly adopted by the Board of Trustees of the Trust by unanimous written consent, and were duly approved by the sole shareholder of the Trust by written consent, pursuant to and in accordance with the Declaration of Trust and Bylaws of the Trust and applicable law.

         FOURTH: The name and address of the Trust's current resident agent is set forth in Paragraph SECOND of these Articles of Amendment and Restatement of Declaration of Trust in Article IV.

         FIFTH: Immediately prior to the amendments contained in these Articles of Amendment and Restatement of Declaration of Trust, the number of trustees of the Trust was two (2) and the names of those trustees were Dennis Gershenson and Richard Gershenson. Immediately following the amendments contained in these Articles of Amendment and Restatement of Declaration of Trust, the number of trustees of the Trust will be nine (9) and the names of those trustees are set forth in Paragraph SECOND of these Articles of Amendment and Restatement of Declaration of Trust in Section 5.2 of Article V. Trustee Richard Gershenson has resigned as a trustee of the Trust effective as of the date of filing with, and acceptance by, the Department of these Articles of Amendment and Restatement of Declaration of Trust.

         SIXTH: Immediately prior to the amendments contained in these Articles of Amendment and Restatement of Declaration of Trust, the Trust had authority to issue 100,000 common shares of beneficial interest, par value $0.01 per share, and the aggregate par value of all such authorized common shares of beneficial interest of the Trust having par value was $1,000. Immediately following the amendments contained in these Articles of Amendment and Restatement of Declaration of Trust, the Trust will have authority to issue 40,000,000 shares of beneficial interest, consisting of 30,000,000 common shares of beneficial interest, par value $0.01 per share ("Common Shares"), and 10,000,000 preferred shares of beneficial interest, par value $.01 per share ("Preferred Shares"), and the aggregate par value of all such authorized shares of beneficial interest of the Trust having par value will be $400,000.00.

         SEVENTH: A description of each class of shares of beneficial interest of the Trust, including the preferences, conversion and other rights, voting powers and restrictions, limitations as to dividends, qualifications and terms and conditions of redemption to the extent said are set forth in paragraph SECOND of these Articles of Amendment and Restatement of Declaration of Trust in
Article VI entitled "Shares of Beneficial Interest."

         IN WITNESS WHEREOF, Ramco-Gershenson Properties Trust, a Maryland real estate investment trust, has caused these Articles of Amendment and Restatement of Declaration of Trust to be signed in its name and on its behalf by its President on this 2nd day of October, 1997, and each of the undersigned officers acknowledges that these Articles of Amendment and Restatement of Declaration of Trust are the trustees' act of said Trust and as to all matters or facts required to be verified under oath, each of the undersigned officers acknowledges, under penalties of perjury, to the best of his knowledge, information and belief such matters and facts are true in all material respects.


ATTEST:                                RAMCO-GERSHENSON PROPERTIES TRUST,
                                       a Maryland real estate investment trust



/s/ Richard Gershenson                 By  /s/ Dennis Gershenson        (SEAL)
-------------------------              ---------------------------------
Name:  Richard Gershenson              Name:  Dennis Gershenson
Title: Secretary                       Title:   President